         As filed with the Securities and Exchange Commission on August 16, 2001
                                                  Registration No. 333-_________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          VARI-LITE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      75-2239444
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                       Identification No.)
                                  201 REGAL ROW
                               DALLAS, TEXAS 75247
                           (Address including zip code
                  of registrant's principal executive offices)

                 VARI-LITE INTERNATIONAL, INC. 1997 OMNIBUS PLAN
                            (Full title of the plan)
                                 --------------

    H. R. Brutsche III       Copy to:        Alan J. Perkins, Esq.
 Chief Executive Officer                    Gardere Wynne Sewell LLP
      201 Regal Row                        1601 Elm Street, Suite 3000
   Dallas, Texas 75247                         Dallas, Texas 75201
      (214) 630-1963                             (214) 999-4683

                      (Name, address including zip code and
          telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF SECURITIES TO BE          AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
              REGISTERED                  REGISTERED(1)        SHARE(2)            PRICE(2)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value               400,000              $1.27            $508,000.00          $127.00
====================================================================================================================
Preferred Share Purchase Rights(3)
====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act of 1933"), this registration statement also covers an indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Vari-Lite International, Inc. 1997 Omnibus Plan or other laws.

(2) With respect to shares subject to options not yet granted, the proposed maximum offering price per share is estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $1.27 per share, the average of the high and low prices of the Registrant's common stock as quoted in The NASDAQ Stock Market on August 13, 2001.

(3) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers Preferred Share Purchase Rights (the "Rights") that are issued on a one-for-one basis with each share of Common Stock. The Rights are not represented by a separate certificate and may not be transferred other than upon transfer of the related Common Stock. Since the value of the shares of Common Stock registered hereunder is based in part on the value of the related Rights, the inclusion of the Rights does not increase the proposed maximum aggregate offering price per share and no additional registration fee is required.

     Shares of Common Stock of the Registrant for issuance upon exercise of employee stock options have been heretofore registered under a Registration Statement on Form S-8 (File No. 333-71823) of the Registrant. These shares of Common Stock and the options are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-23159).

    (ii) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2000.

   (iii) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 1, 1997, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus filed with the Commission on October 16, 1997 as part of the Registrant's Registration Statement on Form S-1. The description of the Rights contained in the Registrant's Registration Statement on Form 8-A and corresponding exhibits filed therewith, as filed with the Commission on September 27, 1999.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may, under certain circumstances, indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with certain civil and criminal suits or actions. In addition, Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

     The Registrant's Certificate of Incorporation and Bylaws provide that, to the fullest extent permitted by law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant's Certificate of Incorporation and Bylaws also provide that the Registrant shall indemnify any covered person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the Registrant to procure a judgment in its favor except that indemnification is prohibited for any claim as to which the covered person shall have been adjudged liable to the Registrant unless a court determines otherwise. Like Section 145 of the DGCL, the Registrant's Certificate of Incorporation and Bylaws provide for indemnification of reasonable expenses, payment of expenses in advance and the power of the Registrant to purchase and maintain insurance for covered persons.

     In addition, Article Fourteenth of the Registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL or decisional law, a director shall not be liable to the Registrant or its stockholders for any act or omission in his capacity as a director.
Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its shareholders for monetary damage for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived a personal benefit.

     Finally, the Registrant has entered into Indemnification Agreements with the directors and officers of the Registrant and its subsidiaries pursuant to which the Registrant has agreed to indemnify such individuals to the fullest extent authorized by the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

         4.1 -- Vari-Lite International, Inc. 1997 Omnibus Plan (including forms of Incentive Stock Option Agreement and Nonqualified Stock Option Agreement) (incorporated by reference to Exhibit
                  10.20 to the Registrant's Registration Statement on Form S-1, No. 333-33559)

         4.2*  -- Amendment No. 1 to the Vari-Lite International, Inc. 1997
                  Omnibus Plan.

         4.3 -- Rules of UK Sub-Plan of the Vari-Lite International, Inc. 1997 Omnibus Plan (including forms of Nonqualified Stock Option Agreement Granted Under the UK Sub-Plan and Nonqualified Stock Option Agreement for Approved Options Granted to UK Employees Under the Parent Plan) (filed as Exhibits 4.4, 4.5 and 4.6 to the Registrant's Registration Statement on Form S-8, File No. 333-71823)

         5.1* -- Legal Opinion of Gardere Wynne Sewell LLP (including consent listed as Exhibit 23.2)

         23.1* -- Consent of Deloitte & Touche LLP

         23.2* -- Consent of Gardere Wynne Sewell LLP (set forth in Exhibit 5.1)

         24.1* -- Power of Attorney (set forth on page II-6 hereof)

------------------
     *   Filed herewith

ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas on August 15, 2001.

                                  VARI-LITE INTERNATIONAL, INC.
                                  (Registrant)


                                  By:   /s/  H. R. Brutsche III
                                     --------------------------------------
                                        H. R. Brutsche III
                                        Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints H. R. Brutsche III and Jerome L. Trojan III and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 15, 2001.

         SIGNATURES                      TITLE
         ----------                      -----

 /s/  H. R. Brutsche III                 Chairman of the Board, Chief Executive Officer
--------------------------               and a Director (Principal Executive Officer)
H. R. Brutsche III


 /s/  Jerome L. Trojan III               Vice President - Finance, Chief Financial
--------------------------               Officer, Treasurer and Secretary (Principal
Jerome L. Trojan III                     Financial and Accounting Officer)


 /s/  James H. Clark, Jr.                Director
-------------------------
James H. Clark, Jr.


 /s/  John D. Maxson                     Director
------------------------
John D. Maxson

                                     II-6


 /s/  John R. Rettberg                   Director
-------------------------
John R. Rettberg


 /s/  William C. Scott                   Director
--------------------------
William C. Scott


 /s/  J. Anthony Smith                   Director
--------------------------
J. Anthony Smith


 /s/  Jon R. K. Tinkle                  Director
--------------------------
Jon R. K. Tinkle

                                INDEX TO EXHIBITS

   4.1    --   Vari-Lite International, Inc. 1997 Omnibus Plan (including forms of Incentive Stock Option Agreement and Nonqualified Stock Option
               Agreement) (incorporated by reference to Exhibit 10.20 to the
               Registrant's Registration Statement on Form S-1, No. 333-33559)

   4.2*  --    Amendment No. 1 to the Vari-Lite International, Inc. 1997 Omnibus
               Plan.

   4.3    --   Rules of UK Sub-Plan of the Vari-Lite International, Inc. 1997
               Omnibus Plan (including forms of Nonqualified Stock Option Agreement
               Granted Under the UK Sub-Plan and Nonqualified Stock Option Agreement
               for Approved Options Granted to UK Employees Under the Parent Plan)
               (filed as Exhibits 4.4, 4.5 and 4.6 to the Registrant's Registration
               Statement on Form S-8, File No. 333-71823)

   5.1*  --    Legal Opinion of Gardere Wynne Sewell LLP (including consent listed as Exhibit 23.2)

  23.1*  --    Consent of Deloitte & Touche LLP

  23.2*  --    Consent of Gardere Wynne Sewell LLP (set forth in Exhibit 5.1)

  24.1*  --    Power of Attorney (set forth on page II-6 hereof)

------------------
   *     Filed herewith


                                     II-8